Registration No. 333-116255
As filed with the Securities and Exchange Commission on March 7, 2005

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2MEF
Registration Statement Under the Securities Act of 1933
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VIVID LEARNING SYSTEMS, INC.
(Name of small business issuer)
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Delaware	7372	42-1623500
(State of incorporation or jurisdiction of organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
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723 The Parkway
Richland, Washington 99352
(509) 943-5319
(Address and telephone number of principal executive offices)
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Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19808
(800) 927-9800
(Name, address and telephone number of agent for service)
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Copies of all communications, including all communications sent to the agent for service, should be sent to:

Adam S. Gottbetter, Esq.
Kenneth S. Goodwin, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, New York 10022
(212) 400-6900
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APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as the selling stockholders may decide. If any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Earlier effective registration number 333-116255

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $.0001	50,000 shares	$0.10	$5,000.00	$0.59

(1)	Represents 50,000 shares underlying stock options.

(2)	Estimated for purposes of computing the registration fee pursuant to Rule 457.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Vivid Learning Systems, Inc. hereby incorporates by reference in its entirety, including the exhibits thereto, its registration statement on Form SB-2, Registration No. 333-116255, as amended, declared effective by the Securities and Exchange Commission as of 4:00 p.m. Eastern Standard Time on February 9, 2005.

REGISTRATION OF ADDITIONAL SECURITIES

The Company’s registration statement no. 333-116255 was declared effective by the Commission as of 4:00 p.m. Eastern Standard Time on February 9, 2005. That registration statement registered 1,997,996 shares of common stock on behalf of certain selling stockholders as set forth therein. This registration statement is being filed to register 50,000 additional shares of common stock (the “Shares”) underlying options held by Jackson Steinem, Inc. (the “Selling Stockholder”). The Shares registered hereby are being registered by the Company for resale by the Selling Stockholder.

		Shares Owned Prior to the Offering		Shares Owned After the Offering
Selling Stockholder	Number of Shares Offered	Number	Percent*	Number	Percent
Jackson Steinem, Inc. (1)	50,000 (2)	50,000 (2)	*	0	0%

*	Indicates less than one percent of the total outstanding common stock.

(1)	The beneficial owner of the Selling Stockholder is Adam S. Gottbetter of Gottbetter & Partners, LLP, our legal counsel.

(2)	These shares underlie options to purchase common stock at a purchase price of $0.10 per share.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Richland, state of Washington on March 7 2005.

VIVID LEARNING SYSTEMS, INC.

By:	/s/ Kevin A. Smith
Kevin A. Smith
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Kevin A. Smith	President, Chief Executive Officer and Director	March 7, 2005
Kevin A. Smith

/s/Robert M. Blodgett	Chief Financial Officer and Principal Accounting Officer	March 7, 2005
Robert M. Blodgett

/s/Sandra I. Muller	Corporate Secretary and General Counsel	March 7, 2005
Sandra I. Muller

/s/Robert L. Ferguson	Chairman of the Board of Directors	March 7, 2005
Robert L. Ferguson

/s/William N. Lampson	Director	March 7, 2005
William N. Lampson

/s/Andrew Thoresen	Director	March 7, 2005
Andrew Thoresen

/s/Robert Turner	Director	March 7, 2005
Robert Turner

/s/Steven Katz	Director	March 7, 2005
Steven Katz

INDEX TO EXHIBITS

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

5.1	Opinion of Gottbetter & Partners, LLP, counsel to the Registrant

23.1	Consent of Williams & Webster, P.S., certified public accountants

23.2	Consent of Gottbetter & Partners, LLP, counsel to the Registrant (included in Exhibit 5.1)